UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

 Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2016

GUARDIAN 8 HOLDINGS
 (Exact name of registrant as specified in its charter)

Nevada	333-150954	26-0674103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15230 N. 75th Street, Suite 1002 Scottsdale, Arizona	85260
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 659-6007

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Convertible Note to Vis Vires Group, Inc.

Effective February 11, 2016, the Registrant entered into Amendment No. 1 of Convertible Promissory Note (the “Amendment”) with Vis Vires Group, Inc. (“VVG”). The Amendment modifies the convertible promissory note issued to VVG on August 13, 2015 (the “VVG Note”).

Under the terms of the Amendment, the Registrant agreed to pay VVG $100,000 as a prepayment under the VVG Note (with $74,074.07 applied to principal and $25,925.93 as a prepayment premium) and VVG agreed to extend the holding period applicable to conversions under the VVG Note for an additional 65-day period. In addition, the Registrant was allowed to extend its prepayment option for an additional 65-day period.

The above description of certain material terms of the Amendment is not a complete description of all terms of the Amendment and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibits 4.1.

Promissory Note to C. Stephen Cochennet

On February 11, 2016, the Registrant received $100,000 from its CEO/president, C. Stephen Cochennet, in the form of a 60-day promissory note. Proceeds from the note were paid directly to VVG pursuant to the Amendment discussed above. A copy of Mr. Cochennet’s note is attached hereto as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 pertaining to Mr. Cochennet’s $100,000 promissory note (Entry into a Material Definitive Agreement) is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	VVG Amendment No. 1 of Convertible Promissory Note dated February 11, 2016
10.1	$100,000 promissory note issued to C. Stephen Cochennet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guardian 8 Holdings

	By:	/s/ C. Stephen Cochennet
C. Stephen Cochennet, Chief Executive Officer
Date: February 18, 2016